Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-262571) pertaining to the 2022 Equity Incentive Plan, the 2022 Employee Stok Purchase Plan, and the 2017 Equity Incentive Plan of Arcellx, Inc.,
(2)
Registration Statement (Form S-8 No. 333-269105) pertaining to the 2022 Equity Incentive Plan and 2022 Employee Stock Purchase Plan of Arcellx, Inc.,
(3)
Registration Statement (Form S-3 No. 333-271731) of Arcellx, Inc., and
(4)
Registration Statement (Form S-8 No. 333-276346) pertaining to the 2022 Equity Incentive Plan and 2022 Employee Stock Purchase Plan of Arcellx, Inc.

of our reports dated February 28, 2024, with respect to the consolidated financial statements of Arcellx, Inc. and the effectiveness of internal control over financial reporting of Arcellx, Inc. included in this Annual Report (Form 10-K) of Arcellx, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Tysons, Virginia

February 28, 2024